PURCHASE OPTION AGREEMENT

This Purchase Option Agreement (this “Agreement”) dated March 31, 2014 is between Miller Energy Resources, Inc. (“Miller Energy”) and Baker Process, Inc. (“BPI”) (collectively, the Parties”).

NOW, THEREFORE, for good and valuable consideration, the Parties hereby agree as follows:

ARTICLE I

Definitions

The definitions of the terms contained in the Rig Equipment Purchase Agreement are incorporated herein. All terms defined in the Rig Equipment Purchase Agreement will have the same meanings when employed in this Agreement. The following additional terms as used in this Agreement shall have the meanings indicated below unless the context otherwise requires:

1.1     “Business Day” shall mean a day other than a Saturday, a Sunday, or any federal holiday.

1.2    “Option Closing” is defined in Section 3.2.

1.3    “Option Closing Date” shall mean any Business Day that is prior to the Option Termination
Date.

1.4    “Option Exercise Price” means the sum of One Million Seven Hundred Fifty Thousand and
00/100 Dollars ($1,750,000.00).

1.5    “Option Termination Date” is defined in Section 3.3.

1.6    “Purchase Option” is defined in Section 2.2.

1.7    “Rig Equipment Purchase Agreement” means the agreement in the form of Exhibit A.

ARTICLE II

Grant of Option

2.1Payment for Option. Contemporaneous with the execution and delivery of this Agreement, Miller Energy shall deliver or cause to be delivered to BPI the sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) by wire transfer to the following account:

Amegy Bank, N.A.
4400 Post Oak Parkway
Houston, TX 77027
Swift code > SWBKUS44
ABA#> 113011258
Account Name: Snow Spence Green LLP IOLTA Client Trust Account
Account Number: 3337960

2.2Grant of Purchase Option. In exchange for the payment provided for in Section 2.1, and subject to the strict adherence to the terms and conditions contained in this Agreement, BPI hereby grants to Miller Energy the option to acquire the Rig Equipment pursuant to the terms of the Rig Equipment Purchase Agreement, provided the Option Termination Date has not occurred prior thereto (such option, the “Purchase Option”). For purposes of clarity, Miller Energy has no obligation to exercise the Purchase Option and may elect to exercise it, or not to exercise it, in Miller Energy’s sole discretion.

ARTICLE III

Exercise and Closing

3.1Notice of Intent to Exercise. In order to exercise the Purchase Option, Miller Energy must prior to the Option Termination Date deliver the following to BPI (i) written notice of its intent to exercise the Purchase Option; (ii) the Rig Equipment Purchase Agreement duly executed by Miller Energy; and (iii) the Bill of Sale duly executed by Miller Energy . The notice must specify an Option Closing Date that is prior to the Option Termination Date. Delivery of each of the above instruments is a pre-condition to exercise of the Purchase Option.

3.2Option Closing. A closing with respect to the exercise of the Purchase Option and purchase of the Rig Equipment shall take place at Snow Spence Green LLP’s office located at 2929 Allen Parkway, Suite 2800, Houston, Texas 77019 (the “Option Closing”) on the date specified in the notice described in Section 3.1. At the Option Closing, Miller Energy must deliver to BPI the Option Exercise Price by wire transfer in immediately available funds to the account described in Section 2.1. Provided, (i) the payment for the purchase of the Purchase Option (provided for in Section 2.1), and (ii) the payment of the Option Exercise Price are timely made, the Purchase Price (as defined in the Rig Equipment Purchase Agreement) will on the Option Closing Date be treated as satisfied, and BPI will execute and deliver to Miller Energy the Rig Equipment Purchase Agreement and the Bill of Sale.

3.3Termination. The Purchase Option and all rights of Miller Energy associated therewith shall automatically terminate at 5:00 p.m. (Central Standard Time) on May 5, 2014 (the “Option Termination Date”).

ARTICLE IV

Miscellaneous

4.1Time is of the Essence. Time is of the essence in the performance of all conditions and obligations under this Agreement.

4.2Ownership. No interest in the Rig Equipment is conveyed to Miller Energy by execution of this Agreement and delivery of the Option Purchase Payment provided for in Section 2.1. BPI retains ownership of the Rig Equipment unless and until Miller Energy exercises the Purchase Option in strict accordance with this Agreement and an Option Closing occurs prior to the Option Termination Date. The payment to purchase the option pursuant to Section 2.1 is absolutely unconditional and non-refundable regardless of whether Miller Energy exercises the Purchase Option.

4.3Prohibition on Assignment. Miller Energy may not assign its rights hereunder as to all or any part of the Purchase Option to any person or persons without the prior written consent of BPI.

4.4Notices. Any notice, demand or document which either party is required or may desire to give to the other will be in writing and, except as otherwise provided in this Agreement, given by messenger, nationally recognized courier, overnight delivery, facsimile or other electronic transmission, or United States certified mail, postage prepaid, return receipt requested, addressed to the recipient at the location shown below, or at any other address as either party may furnish to the other by notice given in accordance with this provision.

If to BPI:

Baker Process, Inc.
2929 Allen Parkway, Suite 2100
Houston, TX 77019
Attn: Christopher J. Ryan
Tel:    713-439-8771
Fax:    713-439-8778
Email:    Christopher.ryan@bakerhughes.com

With a copy to (which shall not constitute notice):

Snow Spence Green LLP
2929 Allen Parkway, Suite 2800
Houston, TX 77019
Attn: Phil F. Snow
Tel:    713-335-4802
Fax:    713-335-4902
Email:    philsnow@snowspencelaw.com

If to Miller Energy:

Miller Energy Resources, Inc.
601 W. 5th Avenue, Suite 301
Anchorage, Alaska 99501
Attn: David M. Hall, Chief Executive Officer
Tel: 907-433-3804
Fax: 865-691-8209
Email: dhall@millerenergyresources.com

With a copy to (which shall not constitute notice):

Miller Energy Resources, Inc.
9721 Cogdill Rd., Suite 302
Knoxville, TN 37932
Attn: Kurt C. Yost, General Counsel
Tel: 865-392-4237
Fax: 865-691-8209
Email: kyost@millerenergyresources.com

Any notice delivered or made by messenger, facsimile, electronic mail or United States mail will be deemed to be given on the date of actual delivery as shown by messenger receipt, the sender's facsimile machine confirmation or other verifiable electronic receipt, or the certification receipt.

4.5Governing Law. THIS AGREEMENT IS TO BE PERFORMED IN THE STATE OF TEXAS. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THEM ARE TO BE GOVERNED BY, INTERPRETED AND CONSTRUED UNDER AND ENFORCED PURSUANT TO THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THAT JURISDICTION'S CONFLICTS OF LAWS PROVISIONS.

4.6Venue. EACH PARTY STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH OF THEM IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THEM.

ANY FINAL JUDGMENT RENDERED AGAINST A PARTY IN ANY PROCEEDING WILL BE CONCLUSIVE WITH RESPECT TO THE SUBJECT MATTER OF THAT FINAL JUDGMENT AND MAY BE ENFORCED IN ANY JURISDICTION IN ANY MANNER PROVIDED BY LAW.

4.7Jurisdiction. THE PARTIES AGREE THAT ANY PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THEM WILL BE BROUGHT EXCLUSIVELY IN THE STATE AND FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS. THIS CHOICE OF VENUE IS INTENDED BY THE PARTIES TO BE (A) MANDATORY AND NOT PERMISSIVE IN NATURE AND (B) PRECLUDE ANY PARTY FROM COMMENCING OR MAINTAINING ANY PROCEEDING AGAINST ANOTHER PARTY IN ANY JURISDICTION OTHER THAN THE STATE AND FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS. IF THAT PROCEEDING ARISES FROM OR IS RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THEM. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR SIMILAR DOCTRINE OR TO OBJECT TO VENUE WITH RESPECT TO ANY PROCEEDING COMMENCED OR MAINTAINED IN ACCORDANCE WITH THIS SECTION 4.7.

4.8Waiver of Jury Trial. THE PARTIES KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO (I) A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING FROM OR RELATED TO THE PURCHASE OPTION OR THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THEM, WHETHER BEFORE OR AFTER THE OPTION CLOSING DATE OR OPTION EXERCISE DATE.

4.9Counterparts. This Agreement may be executed in one or more counterparts and by separate Parties on separate counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Such delivery may be made by the physical delivery of executed original counterparts, by electronic transmission and exchange of executed signature pages hereto, or by any other means allowed by Law.

4.10No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any Person, other than the Parties hereto and their respective successors and permitted assigns any rights, benefits, remedies or obligations hereunder or thereunder.

4.11Experience. Miller Energy represents that by reason of Miller Energy’s knowledge and experience in the evaluation and acquisition of oil and gas related equipment, Miller Energy has evaluated the merits and risks of entering into this Agreement and potentially purchasing the Rig Equipment from Seller and has formed an opinion based solely upon Miller Energy’s knowledge and experience. Miller Energy is a party capable of making such investigation, inspection, review and evaluation of the Rig Equipment as a prudent party would deem appropriate under the circumstances including with respect to all matters relating to the Rig Equipment, its value, operation and suitability.

4.12Inspection and Inventory. Miller Energy acknowledges and agrees that any sale would be with the disclaimers of warranties and representations of the scope and type set forth in Section 4.4 of the Rig Equipment Purchase Agreement. BPI has permitted representatives of Miller Energy to have full access to the Rig Equipment for purposes of performing inspections, tests, and inventory of the equipment. Miller Energy has completed its inspection of the Rig Equipment as of the date hereof, including the Rig Equipment's documentation, and is satisfied with the results thereof. Miller Energy acknowledges that the Rig Equipment is used and should be carefully inspected, tested, repaired (as necessary) and certified prior to use.

[Signature Page Follows]

IN WITNESS WHEREOF, the authorized representatives of the Parties executing this Agreement on the dates stated below.

BAKER PROCESS, INC.

By: /s/ Christopher J. Ryan
Christopher J. Ryan, Authorized Agent

MILLER ENERGY RESOURCES, INC.

By: /s/ John M. Brawley
John M. Brawley, Chief Financial Officer

By: /s/ David M. Hall
David M. Hall, Chief Operating Officer

RIG EQUIPMENT PURCHASE AGREEMENT

By and Between

Miller Energy Resources, Inc.
As Buyer

And

Baker Process, Inc.
As Seller

Dated: ____________, 2014

RIG EQUIPMENT PURCHASE AGREEMENT
This Rig Equipment Purchase Agreement (this “Agreement”) is entered into on ________________, 2014, by and between Miller Energy Resources, Inc., a Tennessee corporation (“Buyer”), and Baker Process, Inc., a Delaware corporation (“Seller”). Buyer and Seller may be referred to herein individually as a “Party” and collectively as the “Parties”.
R E C I T A L S:
WHEREAS, Seller is the owner of the Rig Equipment (defined below); and
WHEREAS, Buyer desires to purchase, and Seller desires to sell the Rig Equipment, on the terms and conditions specified herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, the Parties each agree as follows:
Article 1
Definitions
The following terms, as used in this Agreement, shall have the meanings indicated below, unless the context otherwise requires:
1.1“Affiliate” with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. As used herein, the term “control” means possessing, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting equity interests, by contract or otherwise.

1.2“Agreement” is defined in the preamble to this Agreement.

1.3“Bill of Sale” is defined in Section 3.1.

1.4“Business Day” means a day of the year on which banks are not required or authorized to be closed in the City of Houston, Texas.

1.5“Buyer” is defined in the preamble to this Agreement.

1.6“Buyer Representatives” is defined in Section 6.1.

1.7“Damages” means all damages, losses, Liabilities, payments, amounts paid in settlement, obligations, fines, penalties, costs, expenses (including reasonable fees and expenses of legal counsel) of any kind or nature whatsoever.

1.8“Encumbrance” means any Order, security interest, lien, right of payment, contract, easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, but shall not include the following: (a) liens for taxes or assessments not yet due and payable or which are the subject of a Seller Tax Contest, (b) mechanic’s, materialmen’s, carriers’, workers’, repairers and other similar liens arising or incurred in the ordinary and usual course of business relating to obligations as to which there is no material default or which are the subject of a Seller Contractor Contest, and (c) such other encumbrances and encroachments which are immaterial in nature and amount.

1.9“Execution Date Location” is defined in Section 3.3.

1.10“Governmental Authority” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

1.11“Indemnification Claim” means any claim for indemnification by an Indemnified Party against Buyer under this Agreement.

1.12“Indemnified Parties” means (a) with respect to any indemnity provided by Seller under Section 6.1(a), Seller, Affiliates of Seller, including Baker Hughes Oilfield Operations, Inc., and their respective officers, directors, employees and agents; and (b) with respect to any indemnity provided by Seller under Section 6.1(b), Buyer, Affiliates of Buyer, and their respective officers, directors, employees and agents.

1.13“Indemnitor” means (a) with respect to any indemnity payable under Section 6.1(a), the Buyer; and (b) with respect to any indemnity payable under Section 6.1(b), the Seller.

1.14“Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority, each as amended and now in effect.

1.15“Liability” means any liability, duty or obligation.

1.16“Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Authority, arbitrator, or mediator.

1.17“Parties” and/or “Party” is defined in the preamble to this Agreement.

1.18“Person” means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, or Governmental Authority.

1.19“Purchase Option Agreement” means an agreement dated March 31, 2014 by and between BPI and Miller Energy.

1.20“Purchase Price” is defined in Section 2.2.

1.21“Rig Equipment” is defined in Section 2.1.

1.22“Seller” is defined in the preamble of this Agreement.

1.23“Seller Contractor Contest” means any claims against the Rig Equipment by any mechanic, materialman, carrier, worker, repairer and other similar contractor the validity of which are being contested in good faith or for which reasonable reserves have been established.

1.24“Seller Tax Contest” means any taxes or assessments arising from or related to the Rig Equipment or as to which a lien has attached to the Rig Equipment which is being contested in good faith by Seller through appropriate proceedings or for which reasonable reserves have been established.

1.25“Transaction Documents” means this Agreement and the Bill of Sale.

Article 2
Purchase and Sale of Assets
2.1Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer the equipment described generally in Exhibit A (the “Rig Equipment”).

2.2Purchase Price. The aggregate purchase price to be paid by Buyer for the Rig Equipment shall be Three Million Two Hundred Fifty Thousand and 00/100 Dollars ($3,250,000.00) (the “Purchase Price”).
Article 3
Execution Date Actions
3.1Seller’s Delivery to Buyer. Seller shall, contemporaneously with the execution and delivery of this Agreement, deliver to Buyer a Bill of Sale in the form attached as Exhibit B hereto, duly executed by Seller (the “Bill of Sale”).

3.2Buyer’s Delivery to Seller. Buyer shall have satisfied the conditions to exercise of the Purchase Option (as defined in the Purchase Option Agreement) pursuant to the terms of the Purchase Options Agreement.

3.3The Rig Equipment shall pass to Buyer and Buyer shall take possession of the Rig Equipment wherever it is located at that time (“Execution Date Location”). Seller shall not be responsible for any costs associated with transportation of the Rig Equipment from the Execution Date Location.

Article 4
Representations and Warranties of Seller
Seller represents and warrants to Buyer as follows:
4.1Status of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. There is no pending or, to the knowledge of Seller, threatened, action for the dissolution, liquidation, insolvency, or rehabilitation of Seller.

4.2Power and Authority; Enforceability. Seller has the power and authority to execute and deliver each Transaction Document, to which Seller is a party, and to perform and consummate the transactions contemplated thereby. Seller has taken all actions necessary to authorize the execution and delivery of each Transaction Document to which it is a party, the performance of its obligations thereunder, and the consummation of the transactions contemplated thereby. Each Transaction Document has been duly authorized, executed, and delivered by, and is enforceable against, Seller.

4.3Brokers’ Fees. Seller does not have any Liability to pay any compensation to any broker, finder, or agent with respect to the transactions contemplated hereby for which Buyer could become directly or indirectly Liable.

4.4Rig Equipment. Seller has good and marketable title to the Rig Equipment, free and clear of all Encumbrances. IN THIS AGREEMENT, ALL OF THE RIG EQUIPMENT IS BEING CONVEYED IN ITS CURRENT CONDITION “AS IS”, “WHERE IS” AND “WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE, OR UNDISCOVERABLE)”. SELLER AND ITS AFFILIATES MAKE NO REPRESENTATION OR WARRANTY WHATSOEVER WHETHER EXPRESSED/IMPLIED OR STATUTORY WITH RESPECT TO THE KIND, SIZE, QUALITY, DESCRIPTION, MERCHANTABILITY, MAINTENANCE, REPAIR, CONDITION, CERTIFICATION, USE OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE RIG EQUIPMENT. BUYER AGREES, BY ITS EXECUTION HEREOF, THAT THERE ARE NO REPRESENTATIONS AND WARRANTIES EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND BUYER DOES FURTHER AGREE THAT IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AFFILIATES WITH RESPECT TO THE KIND, SIZE, QUALITY, DESCRIPTION, MERCHANTABILITY, MAINTENANCE, REPAIR, CONDITION, CERTIFICATION, USE OR THE FITNESS OF THE RIG EQUIPMENT FOR ANY PURPOSE INTENDED BY BUYER, AND THAT BUYER HAS EXAMINED AND IS FAMILIAR WITH THE RIG EQUIPMENT AND IS ACQUIRING THE RIG EQUIPMENT IN ITS CURRENT CONDITION AND STATE OF REPAIR “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE)”.

4.5Taxes. Except as set forth in Section 7.10 with respect to ad valorem/property taxes attributable to 2014, Seller (i) has caused to be timely filed with the appropriate federal, state, local and other Governmental Authorities, all material returns and reports, including any related or supporting information, with respect to income taxes or similar assessments or any sales, excise, occupation, use, ad-valorem/property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any federal, state or local authority, including any, interest, penalties or additions attributable thereto, required to be filed with respect to the Rig Equipment or the conduct of the business associated therewith for the period ending prior to ___________________, 2014, and (ii) has paid or caused to be paid, all taxes due or claimed to be due from or with respect to such returns and reports, except for any taxes subject to a Seller Tax Contest.

Article 5
Representations and Warranties of Buyer
Buyer represents and warrants to Seller as follows:
5.1Status of Buyer. Buyer is a corporation duly created, formed or organized, validly existing and in good standing under the Laws of the State of Tennessee. There is no pending or, to the knowledge of Buyer, threatened, action for the dissolution, liquidation, insolvency, or rehabilitation of Buyer.

5.2Power and Authority; Enforceability. Buyer has the power and authority to execute and deliver each Transaction Document to which it is a party and to perform and consummate the transactions contemplated thereby. Buyer has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is a party. Each Transaction Document to which Buyer is a party has been duly authorized, executed and delivered by, and is enforceable against Buyer, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

5.3Experience. Buyer represents that by reason of Buyer’s knowledge and experience in the evaluation and acquisition of oil and gas related equipment, Buyer has evaluated the merits and risks of purchasing the Rig Equipment from Seller and has formed an opinion based solely upon Buyer’s knowledge and experience. Buyer is a party capable of making such investigation, inspection, review and evaluation of the Rig Equipment as a prudent party would deem appropriate under the circumstances including with respect to all matters relating to the Rig Equipment, its value, operation and suitability.

5.4Inspection and Inventory. Buyer acknowledges and agrees to the disclaimers of warranties and representations set forth in Section 4.4. Seller has permitted representatives of Buyer to have full access to the Rig Equipment for purposes of performing inspections, tests, and inventory of the equipment. Buyer has completed its inspection of the Rig Equipment as of the date hereof, including the Rig Equipment's documentation, and is satisfied with the results thereof. Buyer acknowledges that the Rig Equipment is used and should be carefully inspected, tested, repaired (as necessary) and certified prior to use.

5.5Brokers’ Fees. Buyer has no Liability to pay any compensation to any broker, finder, or agent with respect to the transactions contemplated hereby for which Seller could become Liable.

Article 6
Indemnification
6.1Scope of Indemnity.

(a)    By Buyer. Buyer will defend, indemnify, and hold the Indemnified Parties harmless from and pay any and all Damages incurred by a Indemnified Party, directly or indirectly, resulting from, relating to, arising out of, or attributable to any of the following: (i) any breach of any representation or warranty Buyer has made in this Agreement; (ii) any breach by Buyer of any covenant or obligation of Buyer in this Agreement; (iii) any cause of action, claim, demand or suit which Buyer, its employees, contractors, auditors, legal counsel or other representatives (collectively, “Buyer Representatives”) may have against any Indemnified Party as a result of any property damage and/or bodily injury sustained by a Buyer Representative while on any premises or rigs of Seller prior to _________________, 2014, regardless of the cause of the loss or claims, EVEN WHERE SUCH LOSS OR CLAIM ARISES IN WHOLE OR IN PART FROM THE NEGLIGENCE, STRICT LIABILITY OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY; and (iv) the operation and ownership of the Rig Equipment after _______________, 2014.

(b)    By Seller. Seller will defend, indemnify, and hold the Buyer harmless from and pay any and all Damages incurred by Buyer, directly or indirectly, resulting from, relating to, arising out of, or attributable to any of the following: (i) any breach of any representation or warranty Seller has made in this Agreement; (ii) any breach by Seller of any covenant or obligation of Seller in this Agreement, including any such Damages arising from any Seller Contractor Claim or Seller Tax Claim; and (iii) the operation and ownership of the Rig Equipment prior to _____________, 2014.

6.2Indemnification Claim Procedures.

(a)If any action or proceeding is commenced in which any Indemnified Party is a party which may give rise to a claim for indemnification under Section 6.1 then such Indemnified Party shall promptly give written notice to the applicable Indemnitor. Failure to promptly notify Indemnitor will not relieve Indemnitor of any Liability that it may have to the Indemnified Party, except to the extent the defense of such action or proceeding is materially and irrevocably prejudiced by the Indemnified Party’s failure to give such notice.

(b)The applicable Indemnitor will have the right to defend against an Indemnification Claim with counsel of its choice reasonably satisfactory to the Indemnified Party if within fifteen (15) days following the receipt of notice of the Indemnification Claim, Indemnitor notifies the Indemnified Party in writing that the Indemnitor will assume the defense of such Indemnification Claim. So long as Indemnitor is conducting the defense of the Indemnification Claim, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Indemnification Claim, and (ii) the Indemnified Party will not consent to the entry of any Order with respect to the Indemnification Claim without the prior written consent of the relevant Indemnitor. No Indemnitor will enter into any settlement with respect to the

Indemnification Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless such settlement (A) requires solely the payment of money damages by the Indemnitor and (B) includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party and the Persons for whom the Indemnified Party is acting from all liability in respect of the proceeding giving rise to the Indemnification Claim.

(c)Each Indemnitor hereby consents to the non-exclusive jurisdiction of any Governmental Authority in which an action or proceeding is brought against any Indemnified Party for purposes of any Indemnification Claim that an Indemnified Party may have under this Agreement with respect to such action or proceeding or the matters alleged therein, and agrees that process may be served on such Party with respect to such claim anywhere in the world.

6.3Other Matters.

(a)Each Indemnified Party shall use commercially reasonable efforts to mitigate any Damages that such Indemnified Party asserts under this Article 6. In the event that an Indemnified Party shall fail to use such commercially reasonable efforts to mitigate any Damages, then notwithstanding anything else to the contrary contained herein, its respective Indemnitor shall not be required to indemnify any Indemnified Party for any Damages that could reasonably be expected to have been avoided if the Indemnified Party had made such efforts.

(b)The amount of any Damages for which indemnification is provided under this Article 6 shall be (i) reduced by any net amounts recovered from an unaffiliated third party by the Indemnified Party under insurance policies and arrangements with respect to such Damages, and (ii) reduced by the present value of any tax benefits realized by the Indemnified Party from the incurrence of payment of any such Damages.

Article 7
Miscellaneous
7.1Entire Agreement. This Agreement, together with the Exhibits, constitute the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

7.2Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. If the principal business, operations or a majority or substantial portion of the assets of Seller are assigned, conveyed, allocated or otherwise transferred, including by sale, merger, consolidation, amalgamation, conversion or similar transactions, such receiving Person or Persons shall automatically become bound by and subject to the provisions of this Agreement, and, on the request of Buyer, Seller shall cause the receiving Person or Persons to expressly assume its obligations hereunder.

7.3Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any request, demand, claim or other communication hereunder shall be deemed duly given two (2) Business Days after it is sent registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Buyer:
Miller Energy Resources, Inc.
601 W. 5th Avenue, Suite 301
Anchorage, Alaska 99501
Attn: David M. Hall, Chief Executive Officer
Tel: 907-433-3804
Fax: 865-691-8209
Email: dhall@millerenergyresources.com

With a copy to (which shall not constitute notice):

Miller Energy Resources, Inc.
9721 Cogdill Rd., Suite 302
Knoxville, TN 37932
Attn: Kurt C. Yost, General Counsel
Tel: 865-392-4237
Fax: 865-691-8209
Email: kyost@millerenergyresources.com

If to Seller:

Baker Process, Inc.
2929 Allen Parkway, Suite 2100
Houston, TX 77019
Attn: Christopher J. Ryan
Tel:    713-439-8771
Fax:    713-439-8778
Email:    Christopher.ryan@bakerhughes.com

With a copy to (which shall not constitute notice):

Snow Spence Green LLP
2929 Allen Parkway, Suite 2800
Houston, TX 77019
Attn: Phil F. Snow
Tel:    713-335-4802
Fax:    713-335-4902
Email:    philsnow@snowspencelaw.com

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually is received by the intended recipient. Any Party may change the address to which notices, requests, demand, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.
7.4Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

7.5Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.6Governing Law; Consent to Jurisdiction. This Agreement and the performance of the transactions contemplated hereby and obligations of the Parties hereunder will be governed by and construed in accordance with the law of the United States of America and, to the extent that such law is not applicable, the laws of the State of Texas, without giving effect to any choice of Law principals. EACH OF THE PARTIES HEREBY CONSENTS TO THE JURISDICTION OF THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS (HOUSTON DIVISION) AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF SUCH COURT AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF THE PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OR PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 7.3 AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

7.7Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

7.8Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof, provided that any provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction will not affect the enforceability of the remaining terms and provisions hereof or the enforceability of the offending term or provision in any other situation or in any other jurisdiction.

7.9Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

7.10Taxes. Seller shall be liable for any transfer taxes, stamp taxes and sales and use taxes relating to the sale or purchase of the Rig Equipment hereunder and for any related interest and penalties. The Parties shall use commercially reasonable efforts to minimize the amounts of such taxes and other costs, to the extent reasonably practicable. For the avoidance of doubt, as between the Buyer and Seller, Seller shall be solely liable for and shall pay when due any taxes arising in connection with any Seller Tax Contest underway on the date of this Agreement. The Purchase Price shall be reduced by $14,333.00 representing the estimated amount of accrued personal property and ad valorem taxes for the period after December 31, 2013 through and including ____________, 2014 with respect to all of the Rig Equipment. The balance of all personal property and ad valorem taxes for 2014 with respect to all of the Rig Equipment shall be paid by Buyer. Proration of such taxes will be made on the basis of taxes assessed in 2013. Seller shall have no responsibility for any additional amount of such taxes and the Purchase Price shall not be further adjusted if the actual amount of such taxes in 2014 varies from the amount of such taxes in 2013.

7.11Other Payments. As between the Buyer and Seller, Seller shall be solely liable for and shall pay when due any amounts owing with respect to the Rig Equipment in connection with any Seller Contractor Contest underway on the date of this Agreement.

7.12Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to Law, as amended as of the date of the applicable reference, and all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” means “including without limitation”. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

7.13Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SELLER:

BAKER PROCESS, INC.

By: __________________________________________
Christopher J. Ryan, Authorized Agent

BUYER:

MILLER ENERGY RESOURCES, INC.

By: __________________________________________
John M. Brawley, Chief Financial Officer

By: __________________________________________
David M. Hall, Chief Operating Officer